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                                  EXHIBIT (23)

                          INDEPENDENT AUDITORS' CONSENT


To the Board of Directors of Lindsay Manufacturing Co.:

We consent to the incorporation by reference in the registration statement (No. 333-00769) on Form S-8 of Lindsay Manufacturing Co. of our report dated October 4, 2002, with respect to the consolidated balance sheets of Lindsay Manufacturing Co. as of August 31, 2002 and 2001, and the related consolidated statements of operations, shareholders' equity and comprehensive income, and cash flows for the years ended August 31, 2002 and 2001, and the related 2002 and 2001 information in the financial statement schedule, which report appears in the August 31, 2002, annual report on Form 10-K of Lindsay Manufacturing Co.

                                                            /s/ KPMG LLP
                                                            ------------
                                                            KPMG LLP
Omaha, Nebraska
November 25, 2002



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